CONSENTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS   Exhibit 23(a)


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-43215, 33-18878 and 33-55132) of Patriot Transportation Holding, Inc. of our report dated November 15, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 15, 2002 relating to the financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Jacksonville, Florida
December 19, 2002



                             ____________________




INDEPENDENT AUDITORS' CONSENT                         Exhibit 23(b)

We consent to the incorporation by reference in Registration Statement Nos. 33-43215, 33-18878 and 33-55132 of Patriot
Transportation Holding, Inc. on Form S-8 of our report dated December 10, 2001, appearing in this Annual Report on Form 10-K of Patriot Transportation Holding, Inc. for the year ended September 30, 2002.



DELOITTE & TOUCHE LLP

Jacksonville, Florida
December 19, 2002